EXHIBIT 3
                                                                      ---------


                                VOTING AGREEMENT

        This Voting Agreement (this "AGREEMENT") is made and entered into as of October 17, 2006, by and among each of the persons listed on SCHEDULE A hereto, who are referred to collectively herein as the "SYS STOCKHOLDERS," and each individually as a "SYS STOCKHOLDER"; the following stockholders of Ai Metrix, Inc., who are referred to collectively herein the "MAJORITY STOCKHOLDERS," and each individually as a "MAJORITY STOCKHOLDER": General Atlantic Partners 74, L.P., GAP Coinvestment Partners II, L.P., GAPCO GmbH & Co. KG, GapStar, LLC, Spectrum Equity Investors II, L.P., SEA 1998 II, L.P., Spectrum Equity Investors III, L.P., SEI III Entrepreneurs' Fund, L.P., Spectrum III Investment Managers' Fund, L.P., and Phil Carrai; and Victor E. Parker, as Stockholder Representative under the Merger Agreement (as defined below) (the "STOCKHOLDER REPRESENTATIVE").

                             PRELIMINARY STATEMENTS

        WHEREAS, pursuant to that certain Agreement and Plan of Merger (the "MERGER AGREEMENT"), made and entered into as of October 17, 2006, by and among SYS, a California corporation ("SYS"), Shadow IV, Inc., a Delaware corporation and wholly-owned subsidiary of SYS ("MERGER SUB"), Ai Metrix, Inc., a Delaware corporation ("AI METRIX"), the Majority Stockholders, and the Stockholder Representative, Merger Sub is to merge with and into Ai Metrix, as more fully set forth in the Merger Agreement;

        WHEREAS, each of the SYS Stockholders is, as of the date hereof, the record and beneficial owner of that number of shares of Common Stock, no par value ("SYS COMMON STOCK"), of SYS set forth opposite such SYS Stockholder's name on SCHEDULE A hereto; and

        WHEREAS, it is a condition to the consummation of the transactions contemplated under the Merger Agreement that this Agreement be entered into by each of the SYS Stockholders. Capitalized terms used in this Agreement without definition shall have the meanings given to them in the Merger Agreement.

        NOW, THEREFORE, in consideration of these premises, the execution and delivery by the Majority Stockholders of the Merger Agreement and the mutual representations, warranties, covenants and agreements contained herein and therein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. REPRESENTATIONS AND WARRANTIES OF THE SYS STOCKHOLDERS. Each of the SYS Stockholders hereby represents and warrants, severally and not jointly, to the Majority Stockholders and the Stockholder Representative as follows:

                (a) Such SYS Stockholder is the beneficial owner (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT")), and the record owner of the issued and outstanding shares of SYS Capital Stock (as may be adjusted from time to time pursuant to Section 5 hereof, the "SHARES") set forth opposite such SYS Stockholder's name on SCHEDULE A to this Agreement and such Shares represent all of the issued and outstanding shares of SYS Capital Stock beneficially owned by such SYS
Stockholder  as of the date hereof.  For purposes of this  Agreement,  the term

"Shares" shall also include any shares of SYS Capital Stock issuable to such SYS Stockholder upon exercise or conversion of any existing right, contract, option, or warrant to purchase, or securities convertible into or exchangeable for, SYS Capital Stock ("STOCKHOLDER RIGHTS") that are currently exercisable or convertible or become exercisable or convertible and any other shares of SYS Capital Stock such SYS Stockholder may acquire or beneficially own during the term of this Agreement; provided, however, the term "Shares" shall exclude any shares of SYS Common Stock or Stockholder Rights that such SYS Stockholder may sell, transfer, assign or otherwise dispose of during the term of this Agreement.

                (b)     Such  SYS  Stockholder  has  all  requisite  power  and
authority and, if an individual, the legal capacity, to execute and deliver this Agreement and to consummate the transactions contemplated hereby. This Agreement has been validly executed and delivered by such SYS Stockholder and, assuming that this Agreement constitutes the legal, valid and binding obligation of the other parties hereto, constitutes the legal, valid and binding obligation of such SYS Stockholder, enforceable against such SYS Stockholder in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

                (c) The execution and delivery of this Agreement by such SYS Stockholder does not, and the performance of this Agreement by such SYS Stockholder will not, (i) conflict with the Articles of Incorporation or Bylaws or similar organizational documents of such SYS Stockholder as presently in effect (in the case of a SYS Stockholder that is a legal entity), (ii) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such SYS Stockholder or by which it is bound or affected, (iii)(A) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, (B) give to any other person any rights of termination, amendment, acceleration or cancellation of, or (C) result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever upon any of the properties or assets of the SYS Stockholder under, any agreement, contract, indenture, note or instrument to which such SYS Stockholder is a party or by which it is bound or affected, except for such breaches, defaults or other occurrences that would not prevent or materially delay the performance by such SYS Stockholder of any of such SYS Stockholder's obligations under this Agreement, or (iv) except for filings required by Section 13 of the Exchange Act, require any filing by such SYS Stockholder with, or any permit, authorization, consent or approval of, any governmental or regulatory authority.

        2. REPRESENTATIONS AND WARRANTIES OF THE MAJORITY STOCKHOLDERS. Each of the Majority Stockholders hereby represents and warrants, severally and not jointly, to the SYS Stockholders as follows:

                (a) Such Majority Stockholder has all requisite power and authority and, if an individual, the legal capacity, to execute and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. This Agreement has been duly executed and delivered by such Majority Stockholder and, assuming that this Agreement constitutes the legal, valid and binding obligation of the other parties hereto, constitutes the legal, valid and binding obligation of such Majority

Stockholder, enforceable against such Majority Stockholder in accordance with its terms (except insofar as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, or by principles governing the availability of equitable remedies).

                (b) The execution and delivery of this Agreement by such Majority Stockholder does not, and the performance of this Agreement by such Majority Stockholder will not, (i) conflict with the Certificate of Incorporation or Bylaws or similar organizational documents of such Majority Stockholder as presently in effect (in the case of a Majority Stockholder that is a legal entity), (ii) conflict with or violate any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to such Majority Stockholder or by which it is bound or affected, (iii)(A) result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, (B) give to others any rights of termination, amendment, acceleration or cancellation of, or (C) result in the creation of any pledge, claim, lien, charge, encumbrance or security interest of any kind or nature whatsoever upon any of the properties or assets of such Majority Stockholder under, any agreement, contract, indenture, note or instrument to which such Majority Stockholder is a party or by which it is bound or affected, except for such breaches, defaults or other occurrences that would not prevent or materially delay the performance by such Majority Stockholder of such Majority Stockholder's obligations under this Agreement, or
(iv) except for filings required by Section 13 of the Exchange Act, require any filing by such Majority Stockholder with, or any permit, authorization, consent or approval of, any governmental or regulatory authority.

        3. COVENANT OF THE SYS STOCKHOLDERS. Each of the SYS Stockholders, severally and not jointly, agrees that, at any annual, special or other meeting of stockholders of SYS called to vote upon whether or not to issue SYS Common Stock to the Ai Metrix Stockholders as Earnout Consideration pursuant to
Section 2.5 of the Merger Agreement ("EARNOUT PROPOSAL"), or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to such matter is sought, however called, unless Stockholder Representative votes such SYS Stockholder's Shares directly pursuant to the proxy granted in Section 4 hereof, such SYS Stockholder will appear at the meeting or otherwise cause his, her or its Shares to be counted as present thereat for purposes of establishing a quorum and shall vote (or cause to be voted), or shall consent, execute a consent or cause to be executed a consent in respect of, such SYS Stockholder's Shares in favor of the Earnout Proposal and any actions required in furtherance thereof and against the approval or adoption of any proposal made in opposition to, or in competition with, the Earnout Proposal.

        4.      GRANT OF IRREVOCABLE PROXY; APPOINTMENT OF PROXY.

                (a) Contemporaneously with the execution of this Agreement, each SYS Stockholder agrees to deliver to Stockholder Representative a proxy in the form attached hereto as EXHIBIT A, which shall be irrevocable, with respect to the Shares, subject to other terms and conditions of this Agreement.

                (b)     Each  SYS  Stockholder   represents  that  any  proxies
heretofore  given  in  respect  of  such  SYS  Stockholder's   Shares  are  not
irrevocable, and that any such proxies are hereby revoked.

                (c) Each SYS Stockholder hereby affirms that the irrevocable proxy delivered in connection herewith is given in connection with the execution of the Merger Agreement, and that such irrevocable proxy is given to secure the performance of the duties of such SYS Stockholder under this Agreement. Such SYS Stockholder hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked, subject to Section 7 herein. Such SYS Stockholder hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the provisions of Section 705(e) of the California Corporations Code. Such irrevocable proxy shall be valid until the termination of this Agreement pursuant to Section 7 herein.

        5. ADJUSTMENTS UPON SHARE ISSUANCES, CHANGES IN CAPITALIZATION. In the event of any change in SYS Common Stock or in the number of outstanding shares of SYS Common Stock by reason of a stock dividend, subdivision, reclassification, recapitalization, split, combination, exchange of shares or other similar event or transaction or any other change in the corporate or capital structure of SYS (including, without limitation, the declaration or payment of an extraordinary dividend of cash, securities or other property), and consequently the number of Shares changes or is otherwise adjusted, this Agreement and the obligations hereunder shall attach to any additional shares of SYS Common Stock, Stockholder Rights or other securities or rights of SYS issued to or acquired by each of the SYS Stockholders.

        6. FURTHER ASSURANCES. Each SYS Stockholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further transfers, assignments, endorsements, consents and other instruments as the Stockholder Representative may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement and to vest the power to vote such SYS Stockholder's Shares as contemplated by Sections 3 and 4 herein.

        7. TERMINATION. This Agreement, and all rights and obligations of the parties hereunder, shall terminate upon the earlier of (i) the date of payment of any Earnout Consideration, (ii) the EBITDA Determination Date if no Earnout Consideration is due and payable to the Ai Metrix Stockholders pursuant to Section 2.5 of the Merger Agreement, and (iii) the date upon which the Merger Agreement is terminated pursuant to Section 8.1 thereof. Notwithstanding the foregoing, Sections 7, 8 and 9 shall survive any termination of this Agreement.

        8. ACTION IN SYS STOCKHOLDER CAPACITY ONLY. No person executing this Agreement who is or becomes during the term hereof a director or officer of SYS makes any agreement or understanding herein in his or her capacity as such director or officer. Each SYS Stockholder signs solely in his or her capacity as the record holder and beneficial owner of, or the trustee of a trust whose beneficiaries are the beneficial owners of, such SYS Stockholder's Shares and nothing herein shall limit or affect any actions taken by a SYS Stockholder in his or her capacity as an officer or director of SYS to the extent permitted by the Merger Agreement..

        9.      MISCELLANEOUS.

                (a) ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties without the prior written consent of the other parties, except that the Stockholder Representative may assign this Agreement to a successor stockholder representative as may be appointed from time to time pursuant to Section 7.1 of the Merger Agreement. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                (b) EXPENSES. All costs and expenses incurred in connection with this Agreement and the transactions contemplated thereby shall be paid by the party incurring such expenses.

                (c) AMENDMENTS. This Agreement may not be amended except by an instrument in writing signed by each of the SYS Stockholders and the Stockholder Representative and in compliance with applicable law.

                (d) NOTICE. All notices and other communications hereunder shall be in writing and shall be deemed duly given if delivered personally, mailed by registered or certified mail (return receipt requested), delivered by Federal Express or other nationally recognized overnight courier service or sent via facsimile to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                        (i)     if  to  the   Majority   Stockholders   or  the
Stockholder Representative:

                                Victor E. Parker
                                Managing Director
                                Spectrum Equity Investors
                                333 Middlefield Road, Suite 200
                                Menlo Park, CA 94025
                                Phone: (415) 464-4600
                                Fax: (415) 464-4601

                                and

                        (ii) if to a SYS Stockholder, to the address set forth under the name of such SYS Stockholder on SCHEDULE A hereto with a copy  to  (which  shall  not  constitute
notice):

                                Latham & Watkins LLP
                                12636 High Bluff Drive, Suite 400
                                San Diego, CA 92130
                                Attention:  Craig M. Garner, Esq.
                                Facsimile:  (858) 523-5450

                (e) INTERPRETATION. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. In this Agreement, unless a contrary intention appears, (i) the words "herein," "hereof" and "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular Section or other subdivision and (ii) reference to any Section means such Section hereof. No provision of this Agreement shall be interpreted or construed against any party hereto solely because such party or its legal representative drafted such provision.

                (f) COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement.

                (g) ENTIRE AGREEMENT. This Agreement constitutes the entire agreement of the parties and supersedes all prior agreements and undertakings, both written and oral, between the parties, or any of them, with respect to the subject matter hereof, and except as otherwise expressly provided herein, is not intended to confer upon any other person any rights or remedies hereunder.

                (h) GOVERNING LAW. This Agreement (including any claim or controversy arising out of or relating to this Agreement) shall be governed by the laws of the State of New York without regard to conflict of law principles that would result in the application of any law other than the law of the State of New York, and any action arising out of or relating to this Agreement shall be brought only in the appropriate federal or state court in San Diego County, California. Each of the parties hereto agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

                (i) WAIVER OF JURY TRIAL. EACH OF THE PARTIES IRREVOCABLY WAIVES ANY AND ALL RIGHTS TO TRIAL BY JURY IN ANY ACTION OR PROCEEDING BETWEEN THE PARTIES ARISING OUT OF OR RELATING TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.

                (j) SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage to the Majority Stockholders and the Stockholder Representative will occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached and that there will be no adequate remedy at law for a violation of any provision of this Agreement by the SYS Stockholders. It is accordingly agreed that the parties shall not object to the granting of such relief on the basis that an adequate remedy exists at law and shall not insist upon the posting of any bond as a condition to the granting of such relief, this being in addition to any other remedy to which they are entitled at law or in equity.

                (k) SEVERABILITY. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

                (l) ENFORCEMENT. Each of SYS, the Majority Stockholders and the Stockholder Representative are entitled to bring an action or to otherwise enforce its rights hereunder.

                (m) COOPERATION. The SYS Stockholders agree to cooperate fully with SYS, Ai Metrix and the Majority Stockholders and to execute and deliver such further documents, certificates, agreements and instruments and to take or cause to be taken such other actions as may be reasonably requested by the Majority Stockholders or the Stockholder Representative to consummate and make effective the transactions contemplated by this Agreement and to carry out the intent and purpose of this Agreement. The SYS Stockholders hereby agree that the Majority Stockholders may publish and disclose in any documents required to be filed with the Commission, such SYS Stockholders' identity and ownership of Shares and the nature of such SYS Stockholders' commitments, arrangements and understandings under this Agreement and may further file this Agreement as an exhibit to any filing made with the Commission relating to the transactions contemplated by this Agreement.

                (n) CONFIDENTIALITY. Each of the SYS Stockholders recognizes that successful consummation of the transactions contemplated by the Merger Agreement may be dependent upon confidentiality with respect to the matters referred to herein. In this connection, pending public disclosure thereof, each SYS Stockholder hereby agrees not to disclose or discuss such matters with anyone not a party to this Agreement (other than SYS and its subsidiaries and their respective directors, officers and employees, and its or SYS's counsel and advisors, if any) without the prior written consent of the Stockholder Representative, Ai Metrix and SYS, except for disclosures such SYS Stockholder's counsel advises are required by law, in which event, such SYS Stockholder shall give notice of such disclosure to SYS, Ai Metrix and the Stockholder Representative as promptly as practicable (and in any event prior to making such disclosure) so as to enable SYS, Ai Metrix or the Stockholder Representative to seek a protective order from a court of competent jurisdiction with respect thereto.

                (o) THIRD PARTY BENEFICIARIES. Nothing in this Agreement, express or implied, is intended to or shall confer upon any Person (other than the parties hereto, the Majority Stockholders, SYS and Ai Metrix) any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

                (p) NO OWNERSHIP INTEREST. Nothing contained in this Agreement shall be deemed to vest in the Majority Stockholders any direct or indirect ownership or incidence of ownership of or with respect to any of the Shares. All rights, ownership and economic benefits of and relating to the Shares shall remain vested in and belong to the SYS Stockholders, and the Majority Stockholders shall have no authority to manage, direct, superintend, restrict, regulate, govern, or administer any of the policies or operations of SYS or exercise any power or authority to direct the SYS Stockholders in the voting of any of the Shares, except as otherwise provided herein.


                            [SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, each of the Majority Stockholders, the SYS Stockholders and the Stockholder Representative has signed this Agreement, all as of the date first written above.

                                   MAJORITY STOCKHOLDERS

                                   GENERAL ATLANTIC PARTNERS 74, L.P.

                                   By:  GENERAL ATLANTIC LLC,
                                        its General Partner


                                        By: /s/ Matthew Nimetz
                                            ----------------------
                                            Name:  Matthew Nimetz
                                            Title: A Managing Director


                                   GAP COINVESTMENT PARTNERS II, L.P.


                                   By: /s/ Matthew Nimetz
                                       ---------------------------
                                   Name:   Matthew Nimetz
                                   Title:  A General Partner



                                   GAPCO GMBH & CO. KG

                                   By:  GAPCO MANAGEMENT GMBH,
                                        its General Partner

                                        By: /s/ Matthew Nimetz
                                            ----------------------
                                            Name:  Matthew Nimetz
                                            Title: A Managing Director



                                   GAPSTAR, LLC

                                   By:  GENERAL ATLANTIC LLC,
                                        its Sole Member


                                        By: /s/ Matthew Nimetz
                                            ----------------------
                                            Name:  Matthew Nimetz
                                            Title: A Managing Director


                               VOTING AGREEMENT
                          COUNTERPART SIGNATURE PAGE

                                   SPECTRUM EQUITY INVESTORS II, L.P.

                                   By:  SPECTRUM EQUITY ASSOCIATES II, L.P.,
                                        its General Partner


                                        By: /s/ William P. Collatos
                                            ---------------------------
                                            Name:  William P. Collatos
                                            Title: General Partner



                                   SEA 1998 II, L.P.


                                   By:  /s/ Michael J. Kennealy
                                        -------------------------------
                                   Name:  Michael J. Kennealy
                                   Title: General Partner



                                   SPECTRUM EQUITY INVESTORS III, L.P.

                                   By:  SPECTRUM EQUITY ASSOCIATES III, L.P.,
                                        its General Partner


                                        By: /s/ Randy J. Henderson
                                            ---------------------------
                                            Name:  Randy J. Henderson
                                            Title: General Partner



                               VOTING AGREEMENT
                          COUNTERPART SIGNATURE PAGE

                                   SEI III ENTREPRENEURS' FUND, L.P.

                                   By:  SEI III ENTREPRENEURS' LLC,
                                        its General Partner


                                        By: /s/ Randy J. Henderson
                                            --------------------------
                                            Name:  Randy J. Henderson
                                            Title: Managing Director



                                   SPECTRUM III INVESTMENT MANAGERS'
                                   FUND, L.P.


                                   By: /s/ Randy J. Henderson
                                       --------------------------------
                                       Name:  Randy J. Henderson
                                       Title: General Partner



                                   PHIL CARRAI

                                   /s/ Phil Carrai
                                   ------------------------------------
                                   Phil Carrai




                               VOTING AGREEMENT
                           COUNTERPART SIGNATURE PAGE

              IN WITNESS WHEREOF, each of the Majority Stockholders, the SYS Stockholders and the Stockholder Representative has signed this Agreement, all as of the date first written above.

       STOCKHOLDER REPRESENTATIVE

       VICTOR E. PARKER


       /s/ Victor E. Parker
       -------------------------------






                               VOTING AGREEMENT
                           COUNTERPART SIGNATURE PAGE

              IN WITNESS WHEREOF, each of the Majority Stockholders, the SYS Stockholders and the Stockholder Representative has signed this Agreement, all as of the date first written above.


                                    SYS STOCKHOLDERS


                                    /s/ Clifton Cooke
                                    -------------------------------
                                    Clifton Cooke

                                    Address:  c/o SYS
                                              5050 Murphy Canyon Road, Suite 200
                                              San Diego, CA 92123



                                    /s/ Michael Fink
                                    -------------------------------
                                    Michael Fink

                                    Address:  c/o SYS
                                              5050 Murphy Canyon Road, Suite 200
                                              San Diego, CA 92123



                                    /s/ Ben Goodwin
                                    -------------------------------
                                    Ben Goodwin

                                    Address:  c/o SYS
                                              5050 Murphy Canyon Road, Suite 200
                                              San Diego, CA 92123



                               VOTING AGREEMENT
                           COUNTERPART SIGNATURE PAGE

                                    SYS STOCKHOLDERS


                                    /s/ Edward Lake
                                    -------------------------------
                                    Edward Lake

                                    Address:  c/o SYS
                                              5050 Murphy Canyon Road, Suite 200
                                              San Diego, CA 92123



                                    /s/ Kenneth Regan
                                    -------------------------------
                                    Kenneth Regan

                                    Address:  c/o SYS
                                              5050 Murphy Canyon Road, Suite 200
                                              San Diego, CA 92123



                                    /s/ Gary Murphy
                                    -------------------------------
                                    Gary Murphy

                                    Address:  c/o SYS
                                              5050 Murphy Canyon Road, Suite 200
                                              San Diego, CA 92123




                               VOTING AGREEMENT
                           COUNTERPART SIGNATURE PAGE

                                    SYS STOCKHOLDERS


                                    /s/ Janathin Miller
                                    -------------------------------
                                    Janathin Miller

                                    Address:  c/o SYS
                                              5050 Murphy Canyon Road, Suite 200
                                              San Diego, CA 92123



                                    /s/ Charles Mrdjenovich
                                    -------------------------------
                                    Charles Mrdjenovich

                                    Address:  c/o SYS
                                              5050 Murphy Canyon Road, Suite 200
                                              San Diego, CA 92123



                                    /s/ Robert Holmes
                                    -------------------------------
                                    Robert Holmes

                                    Address:  c/o SYS
                                              5050 Murphy Canyon Road, Suite 200
                                              San Diego, CA 92123




                               VOTING AGREEMENT
                           COUNTERPART SIGNATURE PAGE

                                   SCHEDULE A

                              OWNERSHIP OF SHARES

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                                               NUMBER OF SHARES OF
NAME AND ADDRESS OF SYS STOCKHOLDER             SYS CAPITAL STOCK
-------------------------------------------------------------------------------
Clifton Cooke                                        1,384,447
Michael Fink                                          150,198
Ben Goodwin                                           107,925
Edward Lake                                            27,569
Kenneth Regan                                          93,105
Gary Murphy                                           837,869
Janathin Miller                                       445,651
Charles Mrdjenovich                                   194,150
Robert Holmes                                         138,194
-------------------------------------------------------------------------------

                                   EXHIBIT A

                               IRREVOCABLE PROXY

            The undersigned stockholder (the "STOCKHOLDER") of SYS, a California corporation ("SYS"), hereby irrevocably appoints and constitutes Victor E. Parker, in his capacity as Stockholder Representative under that certain Agreement and Plan of Merger (the "MERGER AGREEMENT"; capitalized terms used but not defined herein have the meanings given thereto in the Merger Agreement), made and entered into as of October 17, 2006, by and among SYS, Shadow IV, Inc., a Delaware corporation and wholly-owned subsidiary of SYS
("MERGER SUB"), Ai Metrix, Inc., a Delaware corporation ("AI METRIX"), the Majority Stockholders, and the Stockholder Representative ("STOCKHOLDER REPRESENTATIVE"), or any designee of Stockholder Representative (the Stockholder Representative or such designee, the "PROXYHOLDER"), as his, her or its true and lawful proxy and attorney-in-fact, for and in the name, place and stead of the Stockholder, to vote the Stockholder's shares of capital stock of SYS that are listed below (the "Shares"), and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof and prior to the date this Irrevocable Proxy terminates, at any annual, special or other meeting of stockholders of SYS called to vote upon whether or not to issue SYS Common Stock to the Ai Metrix Stockholders as Earnout Consideration pursuant to Section 2.5 of the Merger Agreement (the "EARNOUT PROPOSAL"), or at any adjournment or postponement thereof or in any other circumstances upon which a vote, consent or other approval (including by written consent) with respect to such matter is sought, however called, in favor of the Earnout Proposal and any actions required in furtherance thereof.

            The Proxyholder may not exercise this Irrevocable Proxy with respect to any matter except as expressly authorized herein. The Stockholder may vote the Shares on all other matters, subject to such other agreements to which the Stockholder is a party or by which he, she, it or the Shares may be bound. The Irrevocable Proxy granted by the Stockholder to the Proxyholder hereby is granted as of the date of this Irrevocable Proxy in order to secure the obligations of such Stockholder set forth in SECTION 3 of the Voting Agreement. Accordingly, the Stockholder agrees that this Irrevocable Proxy is coupled with an interest sufficient in law to support an irrevocable power and shall not be terminated by any act of the Stockholder or by the occurrence of any event or events except as provided herein.

            This Irrevocable Proxy will terminate automatically upon the termination of the Voting Agreement in accordance with its terms. Upon the execution hereof, all prior proxies, voting agreements or powers-of-attorney given by the Stockholder with respect to the Shares and any and all other shares or securities issued or issuable in respect thereof on or after the date hereof are hereby revoked and terminated, and no subsequent proxies or powers-of attorney will be given nor voting agreements made until such time as this Irrevocable Proxy shall be terminated in accordance with its terms. All authority conferred herein shall survive the insolvency, incapacity, death, dissolution or liquidation of the Stockholder, and all obligations of the Stockholder hereunder shall be binding upon the heirs, executors, administrators, personal representatives, successors and assigns of the Stockholder. The Stockholder authorizes the Proxyholder to file this Irrevocable Proxy and any substitution or revocation of substitution with the Secretary of SYS and with any inspector of elections at any meeting of the shareholders of SYS.

        DATED:  October ___, 2006

                                              ---------------------------------
                                              Signature


                                              ---------------------------------
                                              Print Name

                                              Address:
                                                       -------------------------

                                              ---------------------------------

                                              ---------------------------------



Number of Shares Held Beneficially and of Record by the Stockholder:

____________ shares of SYS Common Stock owned beneficially and of record;

____________ shares of SYS Preferred Stock, owned beneficially and of record;

____________ shares of SYS Preference Stock, owned beneficially and of record.